Exhibit 8.2

[LETTERHEAD OF MCKEE NELSON LLP]

November 28, 2006

SLC Student Loan Receivables I, Inc.

750 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

The Student Loan Corporation

750 Washington Boulevard, 9th Floor

Stamford, Connecticut 06901

Re:

SLC Student Loan Receivables I, Inc.

The Student Loan Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to SLC Student Loan Receivables I, Inc. ( the “Depositor”) and The Student Loan Corporation (the “Sponsor”), in connection with a registration statement on Form S-3 with the registration number 333-133028 (the “Registration Statement”) relating to the proposed offering from time to time by one or more trusts (each, an “Issuing Entity”) in one or more series (each, a “Series”) of Student Loan Asset-Backed Notes (the “Notes”).  The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As set forth in the Registration Statement, each Series of Notes is to be issued under and pursuant to the conditions of a separate trust agreement and amended and restated trust agreement, a servicing agreement, an indenture, an administration agreement, a purchase agreement and a sale agreement (each, an “Agreement”) among an Issuing Entity, the Depositor, the Sponsor, an indenture trustee (the “Indenture Trustee”), an owner trustee (the “Owner Trustee”) and one or more other entities, as applicable, each to be identified in the prospectus supplement for such Series of Notes.

As such counsel, we have examined copies of the Limited Liability Company Agreement of the Depositor and the Certificate of Incorporation and By-Laws of the Sponsor, the Registration Statement, the base prospectus (the “Prospectus”) and the form of prospectus supplement (the “Prospectus Supplement”) included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Depositor and the Sponsor, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Depositor, the Sponsor and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, the statements set forth in the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” to the extent they constitute matters of law or legal conclusions with respect thereto, represent the opinion of McKee Nelson LLP, subject to the qualifications set forth in the Prospectus.

Our opinion above is based upon our interpretations of current law, including the Internal Revenue Code of 1986, as amended, judicial decisions, administrative rulings and existing final and temporary Treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein.  This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein.  We also note that the Prospectus and the Prospectus Supplement do not relate to a specific transaction and, accordingly, the descriptions of Federal income tax consequences referred to above may require modification in the context of a subsequent transaction.  In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court.  Furthermore, our opinion is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a contrary position.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in the Prospectus and the prospectus supplement related to each Series of Notes for which we act as special U.S. tax counsel to the Depositor and the Sponsor and to the filing of this opinion as an exhibit to any application made by or on behalf of the Depositor, the Sponsor or any dealer in connection with the registration of the Notes under the securities or blue sky laws of any state or jurisdiction.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

 /s/ McKee Nelson LLP

McKee Nelson LLP